EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report, dated August 24, 1998, on the financial statements of Automated Graphic Systems, Inc. and Subsidiaries included in this Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.

WATKINS, MEEGAN, DRURY & COMPANY, L.L.C.

Bethesda, Maryland
October 30, 1998